UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2019

RA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37926	26-2908274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

87 Cambridge Park Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(617) 401-4060

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RARX	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2019, Ra Pharmaceuticals, Inc. (the “Company” or “we”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $100 million of shares of its common stock (the “Shares”) through Jefferies, as sales agent. Sales of the Shares, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (Reg. No. 333-231320) by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. Jefferies will use reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any shares of its common stock pursuant to the Sales Agreement. The Company will pay Jefferies a commission of up to 3.0% of the gross proceeds from the sale of the Shares, if any. The Company has also agreed to provide Jefferies with customary indemnification rights. The offering of the Shares will terminate upon the earliest of (a) the sale of the maximum number or amount of the Shares permitted to be sold under the Sales Agreement and (b) the termination of the Sales Agreement by the Company or Jefferies.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated May 9, 2019, regarding the validity of the shares of common stock to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

10.1	Open Market Sale AgreementSM, dated as of May 9, 2019, by and between Ra Pharmaceuticals, Inc. and Jefferies LLC.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA PHARMACEUTICALS, INC.

Date: May 9, 2019	By:	/s/ David C. Lubner
David C. Lubner
Executive Vice President and Chief Financial Officer

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